Exhibit 23.1

                     CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Grupo Televisa, S.A, our report dated February 22, 2002, (except for Note 26 as to which the date is April 30, 2002) relating to the financial statements and the financial statements schedule of Grupo Televisa, S.A., which appears in the annual report on Form 20-F of Grupo Televisa, S.A., for the year ended December 31, 2001.

PricewaterhouseCoopers

/s/Felipe Perez Cervantes

Felipe Perez Cervantes
Mexico, D.F.
December 30, 2002

                     CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Grupo Televisa, S.A, our report dated January 31, 2002, (except for Notes 11 and 13.c as to which the date is March 27, 2002) relating to the financial statements of Innova, S. de R.L. de C .V., for the year ended December 31, 2001, which appears in the annual report on Form 20-F of Grupo Televisa, S.A., for the year ended December 31, 2001.

PricewaterhouseCoopers

/s/Felipe Perez Cervantes

Felipe Perez Cervantes
Mexico, D.F.
December 30, 2002